Exhibit 99.1

MEDYTOX SOLUTIONS, INC. ANNOUNCES

ACQUISITION OF DEVELOPER

OF ELECTRONIC HEALTH RECORDS

MANAGEMENT AND STORAGE SOFTWARE

Medytox Solutions, Inc. (OTCQB: MMMS) (June 5, 2014) announced today that it has acquired substantially all of the assets of Globalone Information Technologies, LLC, a company that specializes in Electronic Health Records (EHR). Its proprietary software is web-based with medical transcription, revenue cycle management, record management and storage services.

The EHR solution is ONC-ATCB Certified for ambulatory practices with seamless integration to other health systems.

"We are very excited about this significant addition to our product offerings," said William Forhan, Chief Executive Officer of Medytox. "This acquisition will enable us to expand into the fast-growing electronic health records market and provide more extensive services to our customers. The acquisition, when combined with our prior acquisition of Clinlab, Inc., a long-established laboratory information system provider, further improves our capability to offer our customers customized electronic options to meet their increasing need for IT and software solutions."

Medytox is a holding company that owns and operates businesses in the medical services sector.

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, the ability to integrate the Globalone and Clinlab acquisitions and grow the business.

Contact:	Sebastien Sainsbury ssainsbury@medytoxsolutionsinc.com 400 South Australian Avenue, 8th Floor West Palm Beach, Florida 33401